Aames 2001-4
Mortgage Pass-Through Certificates
Series 2001-4
Prepayment Report for May 28, 2002 Distribution
Prepayment Report - Voluntary Prepayments
VOLUNTARY PREPAYMENTS	TOTAL

Current
Number of Paid in Full Loans	35
Number of Repurchased Loans	-
Total Number of Loans Prepaid in Full	35

Paid in Full Balance	2,920,349.11
Repurchased Loans Balance	-
Curtailments Amount	30,916.99
Total Prepayment Amount	2,951,266.10

Cumulative
Number of Paid in Full Loans	97
Number of Repurchased Loans	-
Total Number of Loans Prepaid in Full	97

Paid in Full Balance	9,144,100.38
Repurchased Loans Balance	-
Curtailments Amount	137,978.37
Total Prepayment Amount	9,282,078.75

SPACE INTENTIONALLY LEFT BLANK

Total Prepayments by Groups (in thousands of dollars)	Total Prepayments (in thousands of dollars)

Page 17 of 25	© COPYRIGHT 2002 Deutsche Bank

Aames 2001-4
Mortgage Pass-Through Certificates
Series 2001-4
Prepayment Report for May 28, 2002 Distribution
Prepayment Report - Voluntary Prepayments
VOLUNTARY PREPAYMENT RATES	TOTAL

SMM	1.30%
3 Months Avg SMM	0.90%
12 Months Avg SMM
Avg SMM Since Cut-off	0.81%

CPR	14.49%
3 Months Avg CPR	10.24%
12 Months Avg CPR
Avg CPR Since Cut-off	9.25%

PSA	1240.23%
3 Months Avg PSA Approximation	1056.70%
12 Months Avg PSA Approximation
Avg PSA Since Cut-off Approximation	1201.26%

CPR by Groups	Total CPR

PSA by Groups	Total PSA

Page 18 of 25	© COPYRIGHT 2002 Deutsche Bank

Aames 2001-4
Mortgage Pass-Through Certificates
Series 2001-4
Prepayment Report for May 28, 2002 Distribution
Prepayment Report - Voluntary Prepayments

CPR Avg since Cut-Off by Groups	Total CPR Avg since Cut-Off

PSA Avg since Cut-Off by Groups	Total PSA Avg since Cut-off

PREPAYMENT CALCULATION METHODOLOGY
Single Monthly Mortality (SMM): (Voluntary partial and full prepayments + Repurchases)/(Beg Principal Balance - Sched Principal)
Conditional Prepayment Rate (CPR): 1-((1-SMM)^12)
PSA Standard Prepayment Model: CPR/(0.02*min(30,WAS))
Average SMM over period between nth month and mth month (AvgSMMn,m): [(1-SMMn) * (1-SMMn+1) *. . . . . *(1-SMMm)]^(1/months in period n,m)
Average CPR over period between the nth month and mth month (AvgCPRn,m): 1-((1-AvgSMMn,m)^12)
Average PSA Approximation over period between the nth month and mth month: AvgCPRn,m/(0.02*Avg WASn,m))
Average WASn,m: (min(30,WASn)+min(30,WASn+1)+. . . . .+min(30,WASm)/(number of months in the period n,m)
Weighted Average Seasoning (WAS)

Note: Prepayment rates are calculated since deal issue date and include partial and full voluntary prepayments and repurchases.
Dates correspond to distribution dates.

Page 19 of 25	© COPYRIGHT 2002 Deutsche Bank